Exhibit 99.1

Aptiv Reports Third Quarter 2019 Financial Results

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company enabling the future of mobility, today reported third quarter 2019 U.S. GAAP earnings of $0.96 per diluted share. Excluding special items, third quarter earnings totaled $1.27 per diluted share. These results include the adverse impacts in the third quarter of approximately $0.10 per diluted share resulting from the General Motors (“GM”) labor strike.

Third Quarter Highlights Include:

•	U.S. GAAP revenue of $3.6 billion, an increase of 2%

◦	Revenue increased 6% adjusted for currency exchange, commodity movements and divestitures; adversely impacted by approximately $70 million resulting from the GM labor strike

•	U.S. GAAP net income of $246 million, diluted earnings per share of $0.96

◦	Excluding special items, earnings of $1.27 per diluted share

•	U.S. GAAP operating income margin of 9.0%

◦	Adjusted Operating Income margin of 11.5%; Adjusted Operating Income of $410 million, which includes adverse impacts of approximately $30 million resulting from the GM labor strike

•	Generated $325 million of cash from operations

•	Returned $100 million to shareholders through share repurchases and dividends

Year-to-Date Highlights Include:

•	U.S. GAAP revenue of $10.8 billion, consistent with the prior year period

◦	Revenue increased 4% adjusted for currency exchange, commodity movements and divestitures; adversely impacted by approximately $70 million resulting from the GM labor strike

•	U.S. GAAP net income of $760 million, diluted earnings per share of $2.95

◦	Excluding special items, earnings of $3.65 per diluted share, which includes adverse impacts of approximately $0.10 per diluted share resulting from the GM labor strike

•	U.S. GAAP operating income margin of 8.8%

◦	Adjusted Operating Income margin of 10.8%; Adjusted Operating Income of $1,160 million, which includes adverse impacts of approximately $30 million resulting from the GM labor strike

•	Generated $921 million of cash from operations

•	Returned $560 million to shareholders through share repurchases and dividends

“During the third quarter, Aptiv sustained strong above-market growth and operating performance, reflecting the efforts we have taken to build a more sustainable business,” said Kevin Clark, president and chief executive officer. “While our revised outlook for the year reflects the adverse impacts of the GM labor strike, we remain confident in our ability to deliver on our commitments and outperform in the more challenging macro environment. As evidenced by our strong year-to-date performance, the benefits of our robust business model and lean cost structure enable us to continue to invest in growth and effectively deploy capital. This balanced approach differentiates Aptiv as a company capable of capitalizing on key megatrends, while further strengthening our technology position and allowing us to deliver long-term value to our shareholders.”

Third Quarter 2019 Results
For the three months ended September 30, 2019, the Company reported U.S. GAAP revenue of $3.6 billion, an increase of 2% from the prior year period, despite the absence of approximately $70 million in revenue, primarily in North America, resulting from the GM labor strike. Adjusted for currency exchange, commodity movements and divestitures, revenue increased by 6% in the third quarter. This reflects growth of 14% in Europe, 5% in Asia, 2% in South America and flat performance in North America.
The Company reported third quarter 2019 U.S. GAAP net income of $246 million and earnings of $0.96 per diluted share, compared to $222 million and $0.84 per diluted share in the prior year period. Third quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $325 million, or $1.27 per diluted share, including adverse impacts of approximately $0.10 per diluted share resulting from the GM labor strike, compared to $329 million, or $1.24 per diluted share, in the prior year period.
Third quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $410 million, compared to $420 million in the prior year period. Adjusted Operating Income margin was 11.5%, compared to 12.1% in the prior year period, reflecting an approximately 60 basis point impact resulting from the GM labor strike, partially offset by above-market sales growth. Depreciation and amortization expense totaled $178 million, an increase from $163 million in the prior year period, resulting from increases related to our acquisitions and capital investments.
Interest expense for the third quarter totaled $42 million, as compared to $34 million in the prior year period, which reflects the impacts of our debt refinancing transactions in the first quarter of 2019.
Tax expense in the third quarter of 2019 was $38 million, resulting in an effective tax rate of approximately 13%. Tax expense in the third quarter of 2018 was $66 million, resulting in an effective tax rate of approximately 23%, which includes $24 million, or approximately 8 points, due to the one-time impacts of the Company’s organizational entity restructuring in the quarter resulting from the spin-off transaction.
The Company generated net cash flow from operating activities of $325 million in the third quarter, compared to $138 million in the prior year period.

Year-to-Date 2019 Results
For the nine months ended September 30, 2019, the Company reported U.S. GAAP revenue of $10.8 billion, consistent with the prior year period. Adjusted for currency exchange, commodity movements and divestitures, revenue increased by 4% during the period. This reflects growth of 9% in Europe, 3% in North America, 2% in Asia and 1% in South America.
For the 2019 year-to-date period, the Company reported U.S. GAAP net income of $760 million and earnings of $2.95 per diluted share, compared to $820 million and $3.09 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $940 million, or $3.65 per diluted share, including adverse impacts of approximately $0.10 per diluted share resulting from the GM labor strike, compared to $1,044 million, or $3.93 per diluted share, in the prior year period.
The Company reported Adjusted Operating Income of $1,160 million for the nine months ended September 30, 2019, compared to $1,321 million in the prior year period. Adjusted Operating Income margin was 10.8% for the nine months ended September 30, 2019, compared to 12.2% in the prior year period, reflecting the unfavorable impacts of foreign currency exchange, an approximately 20 basis point impact resulting from the GM labor strike and incremental investments in advanced technologies and engineering, partially offset by above-market sales growth. Depreciation and amortization expense totaled $539 million, an increase from $474 million in the prior year period, resulting from non-cash impairment charges and increases related to our acquisitions and capital investments.
Interest expense for the nine months ended September 30, 2019 totaled $123 million, as compared to $104 million in the prior year period, which reflects the impacts of our debt refinancing transactions in the first quarter of 2019.
Tax expense for the nine months ended September 30, 2019 was $102 million, resulting in an effective tax rate of approximately 12%. Tax expense in the prior year period was $208 million, resulting in an effective tax rate of approximately 20%, which includes $24 million, or approximately 2 points, due to the adjustment to the provisional amounts recorded for the one-time impacts of the U.S. tax reform enactment and $24 million, or approximately 2 points, due to the one-time impacts of the Company's organizational entity restructuring in the third quarter resulting from the spin-off transaction.
The Company generated net cash flow from operating activities of $921 million in the nine months ended September 30, 2019, compared to $890 million in the prior year period. As of September 30, 2019, the Company had cash and cash equivalents of $341 million and total available liquidity of $2.3 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Share Repurchase Programs
During the third quarter of 2019, the Company repurchased 0.5 million shares for approximately $44 million, leaving approximately $2.1 billion available for future share repurchases. Year-to-date, the Company repurchased 5.0 million shares for approximately $390 million. All repurchased shares were retired.

Full Year 2019 Outlook
The Company’s full year 2019 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2019
Net sales (1)	$14,255 - $14,355
Adjusted operating income (2)	$1,525 - $1,545
Adjusted operating income margin	10.7% - 10.8%
Adjusted net income per share (2)	$4.62 - $4.68
Cash flow from operations	$1,540
Capital expenditures	$800
Adjusted effective tax rate	12% - 13%

(1)	The Company’s full year 2019 financial guidance includes approximately $250 million for the anticipated impacts of the GM labor strike.

(2)
The Company’s full year 2019 financial guidance includes Adjusted Operating Income of approximately $135 million, or $0.45 per diluted share, for the anticipated impacts of the GM labor strike and Adjusted Operating Income of approximately $38 million, or $0.13 per diluted share, for the anticipated impacts of tariffs.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing 877.790.5109 (US domestic) or 647.689.5633 (international) or through a webcast at ir.aptiv.com. The conference ID number is 6885726. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.
Adjusted Net Income represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling the future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Net sales	$3,559	$3,485	$10,761	$10,799
Operating expenses:
Cost of sales	2,882	2,834	8,802	8,739
Selling, general and administrative	262	232	778	751
Amortization	34	31	111	91
Restructuring	61	65	118	100
Total operating expenses	3,239	3,162	9,809	9,681
Operating income	320	323	952	1,118
Interest expense	(42)	(34)	(123)	(104)
Other income, net	7	4	29	27
Income before income taxes and equity income	285	293	858	1,041
Income tax expense	(38)	(66)	(102)	(208)
Income before equity income	247	227	756	833
Equity income, net of tax	5	4	12	17
Net income	252	231	768	850
Net income attributable to noncontrolling interest	6	9	8	30
Net income attributable to Aptiv	$246	$222	$760	$820

Diluted net income per share:
Diluted net income per share attributable to Aptiv	$0.96	$0.84	$2.95	$3.09
Weighted average number of diluted shares outstanding	256.44	265.33	257.74	265.74

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$341	$567
Restricted cash	16	1
Accounts receivable, net	2,661	2,487
Inventories	1,345	1,277
Other current assets	497	445
Assets held for sale	525	—
Total current assets	5,385	4,777
Long-term assets:
Property, net	3,145	3,179
Operating lease right-of-use assets	411	—
Investments in affiliates	105	99
Intangible assets, net	1,128	1,380
Goodwill	2,136	2,524
Other long-term assets	629	521
Total long-term assets	7,554	7,703
Total assets	$12,939	$12,480
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$444	$306
Accounts payable	2,232	2,334
Accrued liabilities	1,167	1,054
Liabilities held for sale	32	—
Total current liabilities	3,875	3,694
Long-term liabilities:
Long-term debt	3,939	4,038
Pension benefit obligations	422	445
Long-term operating lease liabilities	329	—
Other long-term liabilities	593	633
Total long-term liabilities	5,283	5,116
Total liabilities	9,158	8,810
Commitments and contingencies
Total Aptiv shareholders’ equity	3,565	3,459
Noncontrolling interest	216	211
Total shareholders’ equity	3,781	3,670
Total liabilities and shareholders’ equity	$12,939	$12,480

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
	(in millions)
Cash flows from operating activities:
Net income	$768	$850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	539	474
Restructuring expense, net of cash paid	31	(2)
Deferred income taxes	14	(73)
Income from equity method investments, net of dividends received	(9)	(9)
Loss on extinguishment of debt	6	—
Other, net	74	67
Changes in operating assets and liabilities:
Accounts receivable, net	(173)	(128)
Inventories	(63)	(250)
Accounts payable	(19)	78
Other, net	(217)	(82)
Pension contributions	(30)	(35)
Net cash provided by operating activities from continuing operations	921	890
Net cash used in operating activities from discontinued operations	—	(19)
Net cash provided by operating activities	921	871
Cash flows from investing activities:
Capital expenditures	(619)	(661)
Proceeds from sale of property / investments	13	10
Cost of business acquisitions, net of cash acquired	(23)	(512)
Cost of technology investments	(4)	—
Settlement of derivatives	1	(6)
Net cash used in investing activities	(632)	(1,169)
Cash flows from financing activities:
Increase (decrease) in other short and long-term debt, net	118	(19)
Repayment of senior notes	(654)	—
Proceeds from issuance of senior notes, net of issuance costs	641	—
Contingent consideration and deferred acquisition purchase price payments	—	(13)
Dividend payments of consolidated affiliates to minority shareholders	—	(26)
Repurchase of ordinary shares	(390)	(214)
Distribution of cash dividends	(170)	(175)
Taxes withheld and paid on employees’ restricted share awards	(34)	(35)
Net cash used in financing activities	(489)	(482)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(10)	(45)
Decrease in cash, cash equivalents and restricted cash	(210)	(825)
Cash, cash equivalents and restricted cash at beginning of the period	568	1,597
Cash, cash equivalents and restricted cash at end of the period	$358	$772

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	%	2019	2018	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$2,584	$2,535	2%	$7,731	$7,802	(1)%
Advanced Safety and User Experience	985	956	3%	3,058	3,032	1%
Eliminations and Other (a)	(10)	(6)		(28)	(35)
Net Sales	$3,559	$3,485		$10,761	$10,799

Adjusted Operating Income
Signal and Power Solutions	$350	$346	1%	$970	$1,083	(10)%
Advanced Safety and User Experience	60	74	(19)%	190	238	(20)%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$410	$420		$1,160	$1,321

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Aptiv for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	255.89	264.56	257.32	265.02
Dilutive shares related to RSUs	0.55	0.77	0.42	0.72
Weighted average ordinary shares outstanding, including dilutive shares	256.44	265.33	257.74	265.74
Net income per share attributable to Aptiv:
Basic	$0.96	$0.84	$2.95	$3.09
Diluted	$0.96	$0.84	$2.95	$3.09

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended September 30, 2019

Reported net sales % change	2%
Less: foreign currency exchange and commodities	(3)%
Less: divestitures and other, net	(1)%
Adjusted revenue growth	6%

Nine Months Ended September 30, 2019

Reported net sales % change	—%
Less: foreign currency exchange and commodities	(3)%
Less: divestitures and other, net	(1)%
Adjusted revenue growth	4%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$246		$222		$760		$820
Interest expense	42		34		123		104
Other income, net	(7)		(4)		(29)		(27)
Income tax expense	38		66		102		208
Equity income, net of tax	(5)		(4)		(12)		(17)
Net income attributable to noncontrolling interest	6		9		8		30
Operating income	$320	9.0%	$323	9.3%	$952	8.8%	$1,118	10.4%
Restructuring	61		65		118		100
Other acquisition and portfolio project costs	17		16		45		57
Asset impairments	1		1		11		2
Deferred compensation related to nuTonomy acquisition	11		15		34		44
Adjusted operating income	$410	11.5%	$420	12.1%	$1,160	10.8%	$1,321	12.2%

Segment Adjusted Operating Income
(in millions)
Three Months Ended September 30, 2019	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$292	$28	$—	$320
Restructuring	46	15	—	61
Other acquisition and portfolio project costs	11	6	—	17
Asset impairments	1	—	—	1
Deferred compensation related to nuTonomy acquisition	—	11	—	11
Adjusted operating income	$350	$60	$—	$410

Depreciation and amortization (a)	$134	$44	$—	$178

Three Months Ended September 30, 2018	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$277	$46	$—	$323
Restructuring	58	7	—	65
Other acquisition and portfolio project costs	11	5	—	16
Asset impairments	—	1	—	1
Deferred compensation related to nuTonomy acquisition	—	15	—	15
Adjusted operating income	$346	$74	$—	$420

Depreciation and amortization (a)	$124	$39	$—	$163

Nine Months Ended September 30, 2019	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$851	$101	$—	$952
Restructuring	88	30	—	118
Other acquisition and portfolio project costs	29	16	—	45
Asset impairments	2	9	—	11
Deferred compensation related to nuTonomy acquisition	—	34	—	34
Adjusted operating income	$970	$190	$—	$1,160

Depreciation and amortization (a)	$401	$138	$—	$539

Nine Months Ended September 30, 2018	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$956	$162	$—	$1,118
Restructuring	87	13	—	100
Other acquisition and portfolio project costs	39	18	—	57
Asset impairments	1	1	—	2
Deferred compensation related to nuTonomy acquisition	—	44	—	44
Adjusted operating income	$1,083	$238	$—	$1,321

Depreciation and amortization (a)	$361	$113	$—	$474

(a) Includes asset impairments.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Net income attributable to Aptiv	$246	$222	$760	$820
Adjusting items:
Restructuring	61	65	118	100
Other acquisition and portfolio project costs	17	16	45	57
Asset impairments	1	1	11	2
Deferred compensation related to nuTonomy acquisition	11	15	34	44
Debt extinguishment costs	—	—	6	—
Transaction and related costs associated with acquisitions	—	—	—	5
Gain on changes in fair value of equity investments	—	—	(19)	—
Tax impact of U.S. tax reform enactment	—	—	—	24
Tax impact of adjusting items (a)	(11)	10	(15)	(8)
Adjusted net income attributable to Aptiv	$325	$329	$940	$1,044

Weighted average number of diluted shares outstanding	256.44	265.33	257.74	265.74
Diluted net income per share attributable to Aptiv	$0.96	$0.84	$2.95	$3.09
Adjusted net income per share	$1.27	$1.24	$3.65	$3.93

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred, and the impact of the intra-entity transfer of intellectual property of $24 million during the three and nine months ended September 30, 2018.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in millions)
Cash flows from operating activities:
Net income	$252	$231	$768	$850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	178	163	539	474
Restructuring expense, net of cash paid	33	29	31	(2)
Working capital	(69)	(197)	(255)	(300)
Pension contributions	(9)	(13)	(30)	(35)
Other, net	(60)	(75)	(132)	(97)
Net cash provided by operating activities from continuing operations	325	138	921	890

Cash flows from investing activities:
Capital expenditures	(168)	(212)	(619)	(661)
Cost of business acquisitions, net of cash acquired	—	—	(23)	(512)
Cost of technology investments	(1)	—	(4)	—
Settlement of derivatives	2	—	1	(6)
Other, net	4	4	13	10
Net cash used in investing activities	(163)	(208)	(632)	(1,169)

Adjusting items:
Adjustment for the cost of business acquisitions, net of cash acquired	—	—	23	512
Adjustment for settlement of derivatives related to business acquisitions	—	—	—	(4)
Cash flow before financing	$162	$(70)	$312	$229

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2019 (1)
	($ and shares in millions, except per share amounts)
Adjusted Operating Income	$	Margin (2)
Net income attributable to Aptiv	$963
Interest expense	164
Other income, net	(21)
Income tax expense	139
Equity income, net of tax	(13)
Net income attributable to noncontrolling interest	23
Operating income	1,255	8.8%
Restructuring	172
Other acquisition and portfolio project costs	54
Asset impairments	11
Deferred compensation related to nuTonomy acquisition	43
Adjusted operating income	$1,535	10.7%

Adjusted Net Income Per Share
Net income attributable to Aptiv	$963
Restructuring	172
Other acquisition and portfolio project costs	54
Asset impairments	11
Deferred compensation related to nuTonomy acquisition	43
Debt extinguishment costs	6
Gain on changes in fair value of equity investments	(19)
Tax impact of adjusting items	(34)
Adjusted net income attributable to Aptiv	$1,196

Weighted average number of diluted shares outstanding	257.34
Diluted net income per share attributable to Aptiv	$3.74
Adjusted net income per share	$4.65

(1) Prepared at the estimated mid-point of the Company’s financial guidance range.

(2) Represents operating income and Adjusted Operating Income, respectively, as a percentage of estimated net sales.

Investor Contact:
Elena Rosman
+1.917.994.3934
elena.rosman@aptiv.com

Media Contact:
Sarah McKinney
+1.617.603.7946
sarah.mckinney@aptiv.com